Exhibit 10.12

LEASE BETWEEN

NANO NUCLEAR ENERGY, INC., AS LANDLORD, OWNER, AND LESSOR, AND LIS TECHNOLOGIES INC., AS TENANT AND LESSEE,

COVERING PREMISES LOCATED AT

203 VICTORIUS BLVD EAST, BUILDING K-1330, OAK RIDGE, TN, 37830 (2ND FLOOR ONLY, APPROX 7,000 SQUARE FEET - PORTION LAB AND OFFICE)

1)	The fixed annual basic rent during the term of this Lease shall be payable by Tenant in equal monthly installments on or before the first day of each month, in advance, as follows:

Lease Period	Annual Base Rent	Monthly Base Rent
9/2/24 - 9/1/25	$84,000.00	$7,000.00
9/2/25 - 9/1/26	$84,000.00	$7,000.00
9/2/26 - 9/1/27	$84,000.00	$7,000.00
9/2/27 - 9/1/28	$84,000.00	$7,000.00
9/2/28 - 9/1/29	$84,000.00	$7,000.00
9/2/29 - 9/1/30	$84,000.00	$7,000.00
9/2/30 - 9/1/31	$84,000.00	$7,000.00
9/2/31 - 9/1/32	$84,000.00	$7,000.00
9/2/32 - 9/1/33	$84,000.00	$7,000.00
9/2/33 - 9/1/34	$84,000.00	$7,000.00

(a)	Tenant shall tender the security deposit and 1st month rent upon execution of this lease.

2)	CONDITION OF DEMISED PREMISES: Owner is delivering and Tenant shall accept the Demised Premises hereunder “AS IS” and Owner makes no representation as to the repair, condition or working order of the Demised Premises.

3)	RENT DUE TIMELY: Rent shall be due on the 1st of each month. Tenant acknowledges that late payment to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any rent or other sums due from Tenant are not received by Landlord within 5 days after its due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount plus costs and reasonable attorneys’ fees, if any, incurred by Landlord to collect amounts due from Tenant. The parties agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment.

4)	ENFORCEABILITY OF ADDITIONAL RENT: In the event any of the provisions of this lease regarding additional rent shall be unenforceable due to any rule regulation or law affecting same the parties agree that in such event, the said provision shall be deemed suspended during the period, only to such extent as it is unenforceable; and shall again be payable when such disability no longer exists. In the meantime, any such disability shall not affect any other provision or additional rent, so as to make the collection or part of it unenforceable. Suspension of the provision during such period shall relate only to such part which is uncollectible, under such rule, regulation or law and shall be due and payable in accordance with the terms hereof.

5)	SECURITY: The Landlord acknowledges the sum of SEVEN THOUSAND DOLLARS($7,000.00) as security. In the event Tenant defaults in respect of any material terms, provisions and conditions of this Lease including but not limited to, the repayment of Rent and Additional Rent Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent and Additional Rent or any other sum to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason to Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damages or deficiency in the reletting of the Demised Premises.

6)	SERVICES:

a)	The Landlord is responsible for structural aspects of premises, limited to only foundation and party walls; however, the Tenant shall be responsible for any damage to the roof, sewer lines, and plumbing, including, but not limited to, damage caused by alterations and equipment installed by Tenant (including foundation, roof, and party walls). Tenant shall also be responsible for the exterior repairs caused by ordinary wear and tear or necessitated as a result of damage caused by the elements.
b)	Landlord and Tenant agree that Landlord shall not supply to the Demised Premises any utilities or services of any kind whatsoever except to the extent specifically provided in this Lease.
c)	Tenant shall furnish heat to the Demised Premises. During winter months, Tenant shall keep the heat on in the Demised Premises at a minimum temperature of Fifty-Eight (58) Degrees to keep the pipes from freezing.
d)	Notwithstanding any provision of this Lease to the contrary, Landlord reserves the right to interrupt, curtail, stop, or suspend service or operation of any of the Building services (i) when Landlord is required to do so by law or to adhere to a recognized energy, water or other resource conservation programs or guidelines, laws or recommendations promulgated by any Federal state, municipal or other governmental or quasi-governmental agency, bureau, board, commission, department, office or other sub-division thereof, or (ii) when necessary by reason of accident or emergency or for repairs, alterations, replacements, improvements, maintenance or testing desirable or necessary in the sale but reasonable judgment of Landlord to be made, until such repairs, alterations, replacements, improvements, maintenance or testing shall have been completed. Any such repairs, alterations, replacements, or improvements shall to the extent possible but without the occurrence of overtime or premium pay labor, be made with a minimum amount of inconvenience to Tenant, and Landlord shall diligently prosecute same to completion.
e)	Landlord shall have no responsibility or liability for (i) failure to supply any Building service during any period referred above or (ii) any loss, damage or expense that Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity, quality or supply of services or utilities furnished to the Demised Premises or the Building for any reason of any such failure, inadequacy or defect but only, however, to the extent caused by the gross negligence or willful misconduct of Landlord and Landlord’s failure to cure same within a reasonable time.

7)	HOLDOVER AND NON-PAYMENT: If Tenant shall holdover or retain possession of the Demised Premises after the expiration or termination of this Lease, Tenant shall (i) indemnify, defend and hold harmless Owner from and against any and all liabilities, costs, suits, demands, charges and expenses of any kind or nature, including reasonable attorneys fees and disbursements, resulting from such holdover, including, without limitation, any claims made by any succeeding Tenant arising from Owner’s failure to deliver possession of the Demised Premises as a result of Tenant’s holding over and (ii) pay to Owner, upon demand, as liquidated damages, two times the amount of the monthly Base Rent and Additional Rent in effect on the date of such expiration Or termination for such month or portion thereof that Tenant so holds over and retains possession. The provisions of the foregoing sentence shall in no way be deemed a waiver of any rights or remedies which Owner may have against Tenant to obtain immediate possession of the Demised Premises, and the demand or acceptance by Owner of such payment shall not be construed as a consent by Owner to such holding over. In the event it shall be necessary for Owner to institute any action or proceeding against Tenant for the non-payment of rent or for the violation of any of the covenants or provisions of this Lease or for the recovery of possession of the Demised Premises or should Owner be compelled to intervene in any action or proceeding wherein Tenant is a party in order to enforce or protect Owner’s interest or rights hereunder, then and in any of such events, if Owner shall be successful in such action or proceeding, Tenant shall be obligated to pay to Owner reasonable attorneys’ fees, costs and disbursements incurred for the institution and prosecution of any such action, proceeding or intervention.

8)	EXTERIOR DOORS - DOOR LOCKS: No alterations or changes or affixing (including, without limitation, locks, peepholes, mail slots, door bell, door buzzers, door, knockers, intercoms and signage) of anything to any door (the “Exterior Door”) leading from the Demised Premises shall be done or permitted without in each instance the express prior written approval of Owner and as elsewhere set forth herein. Any door sign to be affixed to the Exterior Door must, as to configuration, color, design, lettering, and materials must be approved by Owner, such approval not to be unreasonable withheld or delayed and, after approval by Owner. Tenant shall not repair, change, replace or add any locks at the Demised Premises but shall, in writing, request Owner to repair, change, replace, or add such locks. Owner shall not unreasonably withhold or delay its approval of said Tenant’s request and upon approval, Owner, at its option, shall have the requested and approved work done at Tenant’s reasonable expense by a locksmith approved by Owner, such approval not to be unreasonably withheld or delayed. Any charges for work done at Tenant’s expense pursuant to this Article, or pursuant to any other provision of this Lease, shall be deemed to be Additional Rent payable within Twenty (20) days after receipt by Tenant of a bill thereof.

9)	INDEMNIFICATION: Tenant shall defend, indemnify and hold harmless Owner its agents, officers. directors” shareholders, partners, and principals (whether disclosed or undisclosed) (hereinafter the “Owner Parties”) from and against any and all claims, demands, liability, loss, damage, costs, and expenses (including reasonable attorney’s fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under or through Tenant; (c) any act, omission or negligence of Tenant or any of its subtenants, assignees, or licensees or its or their partners, principals, directors, officers, agents, invitees, employees, guests, customers or contractors during the Term; (d) any accident, injury or damage occurring in or about the Demised Premises during the Term; (e) the performance of any Alteration in the Demised Premises including, without limitation, Tenant’s failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such Alteration; and (f) any mechanics lien filed, claimed or asserted in connection with any Alteration or any other work, labor, services or material done for or supplied to, or claimed to have been done for or supplied to, Tenant, or any person claiming through or under Tenant provided. however, that same shall not have been caused by the gross negligence or willful misconduct of Owner, its agents, contractors, principals, officers, directors, employees or assigns. If any claim, action or proceeding is brought against any of the Owner Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding with counsel reasonably satisfactory to Owner and the indemnified person or entity.

10)	INSURANCE: The Tenant shall carry the following insurance on the premises and include the interest of the Landlord therein, and deliver in each instance to the Landlord a certificate of insurance therefore and proof of payment of premium thereof:

a)	Tenant shall carry commercial general liability insurance to include personal injury, bodily injury, broad form property damage, operations hazard, owner’s protective coverage, blanket contractual liability, and products completed operations liability (also including dram shop and liquor liability insurance if the permitted use includes the sale of alcoholic beverages) in the minimum amount of $1,000,000.00 per claim and $2,000,000.00 aggregate. Tenant shall further carry “All Risk” property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage, and such additional perils as are now, or hereafter may be available in “All Risk” property insurance policies in general use in the State of Tennessee upon property of every description and kind owned by the Tenant or under the Tenant’s care, custody or control located in the Leased Premises or Building for which the Tenant is legally liable or installed by the Tenant in an amount equal to the full replacement cost thereof. Tenant shall further carry business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or assumed by Tenant pursuant to this Lease or attributable to prevention or denial of access to the Leased Premises or Building. Tenant shall further carry Worker’s Compensation Insurance in the form and amount as required by law. Tenant further agrees that it will add and maintain Landlord and Landlord’s mortgagee(s) as parties insured by such policies. The amount of Tenant’s insurance shall not limit Tenant’s liability hereunder. Tenant’s insurance shall contain a clause that the same will not be canceled except upon thirty (30) days’ written notice to any and all parties in interest. Tenant agrees to cover the premises for the insurance set forth above immediately upon signing of this lease, and to keep said coverage in effect during the term of the lease. In the event the Tenant does not maintain said insurance coverage, the Landlord shall have the right to obtain such coverage at the Tenant’s cost. Any premium increase to the Landlord’s insurance, due to the nature of this Tenants occupancy, will be passed to the Tenant as additional rent. Duplicate policy of all such insurances shall be delivered by Tenant to Landlord within 10 days of issuance of such policy by the insurance company. The duplicate policy of all renewals shall be delivered to Landlord by Tenant at least 30 days prior to the expiration of such existing policies. In the event the Landlord shall directly incur any of the expenses itemized in this paragraph above for insurance, the Tenant shall reimburse the Landlord for same on ten (10) days written notice to the Tenant. Failure to so reimburse the Landlord for payment of said insurance, shall be deemed equivalent to non-payment of rent, and the Landlord shall have all the remedies now available to it for such non-payment of rent.

11)	ASSIGNMENT AND SUBLETTING: Nothing contained herein shall entitle lessee to assign or sublet, in whole or in part, the Demised Premises without Lessors consent. Lessee hereby irrevocably assigns to Lessor all rents due or to become due from any assignee of Lessee’s interest hereunder and any sublessee or any tenant or occupant of the Demised Premises or any part thereof, together with the right to collect and receive such rents, provided that, so long as Lessee is not in default under this Lease, Lessee shall have the right to collect such rents for Lessee’s own use and purposes. Upon any default by Lessee under this Lease, Lessor shall have absolute title to such rents and the absolute right to collect the same. Lessor shall apply to the Rent due under this Lease the net amount (after deducting all costs and expenses incident to the collection thereof and the operation and maintenance, including repairs, of the Demised Premises) of any rents so collected and received by Lessor. Lessee shall not demand or accept from any sublessee tenant or occupant of the Demised Premises or any part thereof, any payment, prepayment or advance payment in respect of more than one rental period under the applicable sublease and in no event shall Lessee demand or accept any payment, prepayment or advance payment for a period exceeding one month, other than a security deposit. Lessee shall reimburse Lessor on demand for any costs, including but not to attorneys’ fees and disbursements, that may be incurred by Lessor in connection with said assignment or sublease. Lessee shall not assign the lease without Lessor’s prior consent and Lessor shall not be unreasonably withheld or delayed.

12)	ATTORNMENT: All checks tendered to Landlord for the Fixed Rent or Additional Rent required hereunder shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent or additional rent from anyone other than Tenant shall not be deemed to operate as (i) an attornment to Landlord by the payor of such rent or additional rent; (ii) as a consent by Landlord to an assignment of this lease or subletting by tenant of the Demised Premises to such payor, or (iii) as a modification of any of the provisions of this lease.

13)	BANKRUPTCY: If at any time there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30) days thereof, Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Demised Premises and Owner, in addition to the other rights and remedies given by virtue of any other provision herein or elsewhere in his lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by Owner from Tenant or others in behalf of Tenant. It is stipulated and agreed that in the event of the termination of this Lease pursuant to paragraph hereof, Owner shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term hereof and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four (4%) percent per annum. If such Premises or any part thereof be re-let by the Owner for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any stale or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount greater, equal to, or less than the amount of the difference referred to above.

14)	OPERATING COVENANTS: Tenant covenants and agrees, at its own cost and expense, at all times during the Term to:

a)	Not suffer allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable substance or effect to emanate from the Demised Premises, or any machine or other installation therein, or otherwise suffer, allow or permit a nuisance or otherwise unreasonable interfere with the safety, comfort or convenience of Owner or any other occupants of the Building, their customers, agents or invitees or any others lawfully in or upon the Building. Upon notice by Owner to Tenant that any of the aforesaid is occurring. Tenant shall forthwith (but in all events within five (5) days) remove or control the same and if any such condition is not so remedied, then Owner may, at its discretion, treat such failure as a breach of a substantial obligation of Tenant and terminate this Lease on thirty (30) days’ prior written notice.
b)	Tenant specifically provides that he will not conduct any illegal activity, (a) have any form of pornography or nudity on the premises, (b) sell any pipes, rolling papers or other drug related paraphernalia, determined in the sole discretion of the Owner. Tenant shall not permit or suffer the use of the Demised Premises for any other purpose. In addition thereto, Tenant shall not offer or permit the sale at or from the Demised Premises of any lottery tickets or raffle chances, other than raffles for the sole purpose of raising funds for educational purposes or activities, or permit any form of games of chance or gambling, in any form or at the Demised Premises, whether or not the same is sponsored by the Federal, state, country or local authorities. Any violation of this paragraph by Tenant or any occupant of the Demised Premises shall constitute a material breach of this Lease by Tenant for which breach Owner shall have the right to enforce any and all of its rights and remedies hereunder or at law, including, but not limited to, the termination of this Lease. Tenant shall indemnify and hold Owner harmless of and from all fines or penalties imposed by laws rules, ordinances or regulations relating to the conduct of business in the Demised Premises issued by any government authority and/or agency having jurisdiction over the Demised Premises.
c)	Not permit the sale or display of any pornographic material, nor make use of the same in any advertising. Owner shall be the sole judge of what material is or is not pornographic.
d)	Strictly comply with any and all Federal, Stale or local ordinances, rules, laws and regulations as they apply to its business operation. Tenant shall indemnify and hold Owner harmless from and against any claims costs, penalties, assessments, lawsuits (including any and all attorney’s fees and costs) or any similar situation that may arise in connection with the Tenant’s obligations under this paragraph.
e)	Keep, maintain in good order, condition, and repair the Premises and each and every part thereof including, without limitation, all sewers, plumbing, plumbing units and systems; sprinkler systems; electrical systems; equipment; alarm systems; air-conditioning; facilities and fixtures. The aforesaid obligation of Tenant shall also include the replacement of any glass which may be damaged, broken or cracked.

f)	Keep and maintain the Premises in a neat and clean condition, including maintenance of the sidewalk which are in front and back of the Demised Premises. Tenant shall be obligated to keep the Premises and the sidewalks free of snow and ice. In the event the Landlord shall clean and/or remove snow and ice for said premises, then the Tenant agrees to pay Landlord said total cost as additional Rent. Tenant shall be liable for and indemnify and hold Owner harmless from any claims made against Owner as a result of any accidents at the premises.
g)	Tenant agrees to keep windows clean at all times at Tenant’s sole cost and expense.
h)	Promptly comply with all the laws, ordinances, rules and regulations of governmental authorities (including, but not limited to, zoning ordinances and building codes) affecting the Premises.
i)	Handle and dispose of all rubbish, garbage and waste from Tenant’s operation in accordance with reasonable regulations established by Owner and by law and not permit the accumulation, burning of any rubbish or garbage in, on or about any part of the Premises. Said rubbish removal shall be at Tenant’s own cost and expense. No containers, boxes or storage material shall be left on the exterior grounds of the premises. All containers, boxes or storage material shall be disposed of at Tenant’s sole cost and expense.
j)	Tenant agrees to pay for all utility charges consumed by it including but not limited to electricity, gas, telephone, water, and etc. Tenant shall supply its own heat, and air conditioning, at its own expense.
k)	Air conditioning and heat are the Tenant’s sole responsibility and must be in working condition at the end of the lease term.
l)	Tenant is responsible for HVAC to be maintained, repaired and replaced at Tenant’s sole cost and expense.
m)	Air conditioning and Heating contracts are needed to maintain unit on roof. Tenant shall be responsible to obtain, maintain and uphold such contract.
n)	Keep and maintain an exterminating contract. At Tenant’s expense, that it will cause the Demised Premises to be free at all times of all roaches, water bugs, other insects and vermin, and that it will take whatever reasonable precautions that Owner deems necessary to prevent any such vermin or insects from existing in the Demised Premises or permeating into any other parts of the building.

If Tenant fails to (i) comply with Laws (ii) maintain the Leased Premises and make any necessary repairs called for in the Lease or required by the Laws, or (iii) perform any of its other obligation under this Lease, then Owner or Owner’s agents may (whether during or after the expiration or other termination of this Lease) after ten (10) days’ written notice, (except, in the case of an emergency, action may be taken immediately) pay and perform such obligation (and may enter the Leased Premises as required for that purpose) at the cost and expense (including experts and reasonable attorney’s fees) of Tenant. The cost and expense shall be due and payable as additional rent upon demand. The failure by Owner to take any action hereunder, or the delay by Owner in taking any action, shall not place any liability or obligation on Owner. This provision is in addition to the right of Owner to terminate this Lease by reason of any default on the part of Tenant, provided for in Paragraph 17 of the Form Lease.

15)	EXCULPATION: Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Owner, that there shall be absolutely no personal liability on the part of Owner, its successors, assigns or any mortgagee in possession (for the purposes of this paragraph, collectively referred to as “Owner”), with respect to any of the terms, covenants and conditions of this Lease, and the Tenant shall look solely to the equity of Owner in the Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Owner of any of the terms, covenants and conditions of this Lease to be performed by Owner, such exculpation of liability to be absolutely and without any exceptions whatsoever. Further, the owner shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, or loss or damage to the Tenant’s trade fixtures, equipment, inventory and personal properties. Tenant shall, at the Tenant’s sole cost, purchase adequate amount of insurance to cover its personal properties and inventories.

16)	TRADE FIXTURES AND PROPERTY: Except as otherwise provided herein, Tenant’s Property shall be and remain the property of Tenant and shall be removed by Tenant prior to the expiration or earlier termination of this Lease; provided, that if Tenant fails to remove any of Tenant’s Property then such property shall be deemed, at the option of Landlord, to be abandoned (and become Landlord’s property) or in lieu thereof, at Landlord’s option, Landlord may remove and store or dispose of such property, and charge the reasonable cost and expense of removal, disposal, and storage, as applicable, to Tenant. Tenant shall pay for any damage to the Leased Premises caused by the installation and removal of Tenant’s Property. Tenant’s obligations shall survive expiration or termination of this Lease. As of the date of the lease said trade fixtures, properties and equipment belong to the Landlord.

17)	SIGNS: Tenant shall not place or install any sign on the exterior of the building without first obtaining Owners prior written consent. Tenant, at Tenant’s sole cost and expense, prior to installing any sign, shall first apply for, obtain and thereafter maintain throughout the term of the lease all such sign permits as shall be required by any law, rule or regulation.

18)	STRICT PERFORMANCE: Failure of Owner to insist upon the strict performance of any provisions or to exercise any option or enforce any rules and regulations shall not be construed as a waiver for the future of any such provision, rule, or option. The receipt by Owner of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Owner or Tenant, as applicable. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.

19)	FIRE DAMAGE: In case of damage by fire or other casualty to the Building, if the damage is so extensive as to require substantial reconstruction of the Building, then this Lease shall cease, at the option of Landlord, and the rent shall be apportioned as of the time of damage. Substantial reconstruction shall mean damage so extensive that the cost of restoration shall exceed 50% of the replacement cost of the Building immediately prior to such damage. In all other cases of damage by fire or other casualty to the Leased Premises or the Building, Landlord shall repair (using proceeds of Landlord’s insurance claim) the damage with reasonable dispatch to the extent of the insurance proceeds. If the damage has rendered the Leased Premises untenantable, in whole or in part, the rent shall be abated or apportioned, as applicable, until the damage has been repaired. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, governmental approvals, adjustment of insurance claims and other causes beyond Landlord’s control. Landlord’s obligation to restore shall not include any improvements made by Tenant or any of Tenant’s Property, all of which shall be promptly restored by Tenant; provided, however, that Tenant’s obligation to pay rent shall continue to be abated or apportioned, as applicable, until the earlier of (i) the date on which Tenant is using the affected portion of Leased Premises for its business; (ii) substantial completion of Tenant’s restoration of Tenant’s work; or (iii) thirty (30) days after substantial completion of Landlord’s repair work. Notwithstanding the above, (i) if the Leased Premises are partially destroyed or damaged during the last twelve (12) months of the term of this Lease or any renewal term, either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within thirty (30) days after the date of occurrence of such damage; and (ii) if restoration of the Leased Premises by Landlord is not substantially completed within six (6) months after the occurrence of the fire or other casualty, Tenant shall have the right to terminate this Lease by forthwith giving written notice thereof to Landlord.

20)	ALTERATIONS: Tenant will, at Tenant’s own cost and expense, and in a good and workmanlike manner, make and complete all such alterations, decorations and improvements as are needed or desirable to create and/or maintain a high quality establishment (the “Work”) in and to the Demised Premises. All work and installations including, but not limited to the Work, shall be subject to Owner’s prior written approval and shall be in accordance with (i) plans and specifications approved by Owner and (ii) all governmental laws, regulations, town hall building codes, and requirements not withstanding anything to the contrary set forth in this Lease. Further, prior to Tenant commencing work on Premises, Tenant shall satisfy each and every condition set forth below:

a)	Tenant shall, at its sole cost and expense, supply Owner with professionally prepared plans and specifications for Owner’s approval. Owner shall promptly review the foregoing and endeavor to reply to Tenant within ten (10) business days with approval or any changes to such plans and specifications. If Owner requires reasonable changes to the plans and specifications, Tenant shall revise such plans and specifications accordingly and promptly resubmit same for Owner’s review and approval. Such plans and specifications shall specifically include the Additional Work Items.

21)	DEFAULT:

a)	Tenant will be in default under this Lease (an “Event of Default”) upon the occurrence of any one or more of the following:

i)	If the Leased Premises shall be abandoned or vacated by Tenant for a period in excess of SEVEN (7) days;
ii)	Tenant fails to pay any rent or other monetary obligations under this Lease, and such failure continues for a period of ten (10) days; or
iii)	Tenant defaults in the prompt and full performance of any of the provisions of this Lease and such failure continues uncured for a period of thirty (30) days after written notice; or, provided that Landlord is not subject to claims, liability, fines or other sanctions as a result thereof, such longer period as may be reasonably necessary to cure such default (but in no event more than thirty (30) days), provided that Tenant commences to cure such default within thirty (30) days and thereafter diligently and continuously proceeds to cure such default.
iv)	If Tenant files a petition in bankruptcy or arrangement, or be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, or any involuntary petition or similar pleading is filed in any court under any section of any state or federal bankruptcy act seeking to declare Tenant bankrupt or seeking a plan of reorganization for Tenant and such petition or pleading is not removed within thirty (30) days after its filing.

b)	If an Event of Default has occurred, Landlord may, without any demand whatsoever or further notice, pursue any and all remedies provided by applicable law, including but not limited to, any one or more of the following remedies: Landlord shall have the right, at its sole option, to terminate this Lease by written notice of termination to Tenant. With or without terminating this Lease, Landlord may re-enter by judicial process and take possession of the Leased Premises. If necessary, Landlord may proceed to recover possession of the Leased Premises under and by virtue of the laws of the State of Tennessee or by such other lawful proceedings, including re-entry and possession, as may be applicable. In case of any such termination, re-entry, or dispossess or removal by summary proceedings or otherwise (each a “Re-entry”), the rent and all other charges required to be paid by the Tenant hereunder shall thereupon become due and be paid up to the time of such Re-entry and the Tenant shall also pay the Landlord all reasonable expenses which the Landlord may then or thereafter incur for necessary legal expenses, attorneys’ fees, brokerage commissions, and all other necessary costs paid or incurred by the Landlord for restoring the Leased Premises to good order and condition and for altering and otherwise preparing the same for re-letting The Landlord may, at any time and from time to time, re-let the Leased Premises, in whole or part, in its own name, for a term or terms which, at the Landlord’s option, may be for the remainder of the then current term of this Lease, or for any longer or shorter period, and (unless the statute or rule of law which governs the proceeding in which such damages are to be proved limits or shall limit the amount of such claim capable of being so proved and allowed, in which case the Landlord shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) the Tenant shall be obligated to, and shall pay to the Landlord as damages, upon demand, and the Landlord shall be entitled to recover of and from the Tenant, (whether or not Landlord has terminated this Lease) at the election of the Landlord, either:

i)	Liquidated damages, in an amount which, at the time of such termination, re-entry or dispossess or removal by the Landlord, as the case may be, is equal to the excess, if any, of the then present value of the installments of rent(including all additional rent), payable hereunder, for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease (including any exercised renewal term), over the then present value of the market rental value of the Leased Premises for such unexpired portion of the then current term of this Lease, discounted at the rate of four (4%) percent per annum; or

ii)	Damages (payable in monthly installments, in advance, on the first day of each calendar month following such Re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the then current term of this Lease, inclusive of any renewal term) in any amount or amounts equal to the excess, if any, of the sums of the aggregate expenses paid by the Landlord during the month immediately preceding such calendar month for all such items as, by the terms of this Lease, are required to be paid by the Tenant, plus an amount equal to the amount of the installment of annual rent which would have been payable by the Tenant hereunder in respect to such calendar month, had this Lease and the term not been so terminated, and/or had the Landlord not so re-entered, over the sum of rents, if any, collected by the Landlord in respect to such calendar month pursuant to such re-letting or any holding over by any subtenants of the Tenant. No suit shall prejudice the right of the Landlord to collect the deficiency for any subsequent month by a similar proceeding. The Landlord, at its option and at Tenant’s expense, may make such repairs in the Leased Premises as in its reasonable judgment the Landlord considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release the Tenant from liability. The Landlord shall not be liable in any way whatsoever for failure to re-let the Leased Premises, or in the event that the Leased Premises are re-let, for failure to collect rent thereof under such re-letting. In no event shall the Tenant be entitled to receive any excess of such annual rents over the sums payable by the Tenant to the Landlord hereunder but such excess shall be credited to the unpaid rentals due hereunder, and to the expenses of re-letting and preparing for re-letting as above provided. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Landlord from time to time at its election, and nothing herein contained shall be deemed to require the Landlord to postpone suit until the date when the term of this Lease would have expired if it has not been terminated under the provisions of this Lease, or under any provision of law, or had the Landlord not re-entered into or upon the Leased Premises.

c)	Landlord may pursue any other remedies that may be permitted by law or in equity. All remedies of Landlord shall be cumulative. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be a waiver of such default.
d)	Tenant hereby waives all right of redemption to which Tenant or any person under it may be entitled by any law now or hereafter in force.
e)	In the event of any breach or threatened breach by the Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by landlord to recover possession by reason of default, Tenant shall continue all money payments required to made to Landlord, and Landlord may accept such payments for use and occupancy of the Leased Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by the Landlord constitutes a waiver by landlord of such default.
f)	Notwithstanding anything else herein contained, in the event of a default which results in the Landlord recovering the Leased Premises, Landlord shall be under no duty to mitigate damages.
g)	If Tenant fails, on more than two (2) separate occasions in any twelve (12) month period during the term hereof or any renewal term, to make payment of basic rent and/or any additional rent and/or late charge on or before the due date, then, whether or not Tenant ultimately makes, and the Landlord accepts the required payment after the due date, such additional failure shall entitle Landlord, upon or at any time after such second (2nd ) separate occasion, to pursue the remedies provided in this section, said circumstances being hereby declared a default no longer susceptible of being cured or removed by Tenant.

h)	If Landlord commences any summary proceedings or an action for nonpayment of rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising out of any action or proceeding between the parties hereto or their successors, under or connected with this lease, or any of its provisions.

22)	LANDLORD’S EXCUPLATION: Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including, but not limited to (i) that arising from the negligence of Landlord, its agents, servants, contractors or subcontractors, or from defects errors, or omissions in the construction or design of the Leased Premises and/or Building including the structural and nonstructural portions thereof; or (ii) loss or injury to Tenant or to tenant’s property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) that which results from or is incidental to the furnishing or failure to furnish or the interruption in connection with the furnishing of any service which landlord is obligated to furnish pursuant to this Lease; or (iv) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (v) that which results from or is incidental to any interruption to Tenant’s business, however occurring.

23)	BROKERS COMMISSION: Landlord and Tenant hereby warrant and represent each to the other that they have not dealt with a broker in connection with this transaction other than HOME SWEET HOMES. In the event that either party did deal with any other broker, then the party breaching such representation shall be responsible for the payment of any commission to such other broker and will indemnify and hold the non-breaching party harmless from any claims, costs, expenses or damage incurred as a result of such breach of the aforesaid representation. Broker’s commissions shall be paid by the Tenant upon signing the Lease.

24)	MISCELLANEOUS:

a)	The terms, covenants and conditions of the written Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs and successors and assigns, as the case may be.
b)	If any provision of this Lease is unenforceable, the remaining provisions shall remain in full force and effect.
c)	In the event of any inconsistency between the provisions of this Rider and those contained in the Lease to which this Rider is annexed, the provisions of this Rider shall govern and be binding.
d)	This Lease shall be governed by and construed in accordance with the laws of the State of Tennessee.
e)	In addition and not in limitation of the provisions of this Lease. Tenant shall pay any fees incurred by Owner in any proceeding or action commenced by Owner against Tenant. Tenant shall also pay Owner’s legal fees which Owner may incur in the defense of any action (equitable or otherwise) commenced by Tenant or any person claiming injury as a result of Tenant’s acts. Owner shall be entitled to all legal fees incurred in prosecution of any counterclaims against Tenant
f)	Force majeure shall mean and include those situations beyond Owner’s control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor; supplies or material; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds.
g)	The term Owner and Landlord and Lessor are used interchangeably in this Lease. The term Tenant and Lessee are used interchangeably in this Lease.
h)	The captions in this Lease are for convenience and reference only and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

ENTIRE AGREEMENT: Where there is a conflict in the terms of the printed portion of this Lease and the terms of this Rider, the Rider shall prevail. This instrument constitutes the whole agreement between the parties. There are no representations, warranties, terms, obligations or conditions other than herein contained, and no variations thereof shall be deemed valid unless signed by the parties with the same formalities as this Lease. No waiver of any breach of any terms, condition or obligation herein shall be deemed a waiver of similar terms, nor shall a waiver of any breach be deemed a waiver of subsequent breaches of the same or other nature. No agreement of surrender or to accept a surrender shall be deemed valid unless in writing signed by each of the parties.

IN WITNESS WHEREOF, the Owner and Tenant have caused these presents to be signed by their duly authorized officer on the day and year first above written.

/s/Jiang Yu	/s/Christo Liebenberg
NANO NUCLEAR ENERGY, INC	LIS TECHNOLOGIES INC, as Tenant
as Landlord, Owner, and Lessor